As filed with the Securities and Exchange Commission on April 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERINA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1436829
(State of incorporation)	(I.R.S. Employer Identification No.)

601 Genome Way,
Suite 2001
Huntsville, Alabama	35806
(Address of Principal Executive Offices)	(Zip Code)

Serina Therapeutics, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Steven Ledger

Chief Executive Officer

Serina Therapeutics, Inc.

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Name and address of agent for service)

(256) 327-9630

(Telephone number, including area code, of agent for service)

Copies to:

Scott Ludwig

Stephen Hinton

Bradley Arant Boult Cummings LLP

200 Clinton Avenue Huntsville Alabama 35801

(256) 517-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Serina Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) previously filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 on July 17, 2024 (Registration No. 333-280250) (the “Initial Registration Statement”) registering an aggregate of 1,725,000 shares of the Company’s common stock (the “common stock”) that may be issued pursuant to equity awards under the 2024 Equity Incentive Plan (the “2024 Plan”).

On December 13, 2024, the Company’s stockholders approved an amendment to the 2024 Plan that (i) increased the number of shares of Common Stock reserved for issuance under the 2024 Plan by 950,000 shares to a total of 2,675,000 shares and (ii) provided for the number of shares of Common Stock reserved for issuance under the 2024 Plan to increase automatically on the first day of each fiscal year of the Company beginning with the 2026 fiscal year and ending on (and including) the first day of the 2034 fiscal year, in each case, in an amount equal to 5% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. This Registration Statement is being filed to register these additional 950,000 shares of Common Stock.

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement, including each of the documents filed with the SEC and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference in this Registration Statement the documents listed below, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025 (“Annual Report”);

●	all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024; and

●	the disclosures set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-279121), filed with the SEC on May 3, 2024, and any other amendment or report filed for the purpose of updating such description.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5.1 *	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.

10.1	Serina Therapeutics Inc. 2024 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2024).

23.1 *	Consent of Frazier & Deeter, LLC

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

107	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on April 2, 2025.

SERINA THERAPEUTICS, INC.

By:	/s/ Steven Ledger
Steven Ledger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Ledger and Gregory S. Curhan, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 with any completions, additions, deletions or other changes that Mr. Ledger or Mr. Curhan shall deem necessary, appropriate or advisable, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balkrishan (Simba) Gill	Executive Chairman of the Board of Directors	April 2, 2025
Balkrishan (Simba) Gill

/s/ Steve Ledger	Chief Executive Officer and Director	April 2, 2025
Steven Ledger	( Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	April 2, 2025
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Gregory H. Bailey	Director	April 2, 2025
Gregory Bailey

/s/ Remy Gross	Director	April 2, 2025
Remy Gross

/s/ Jay Venkatesan	Director	April 2, 2025
Jay Venkatesan

/s/ Richard Marshall	Director	April 2, 2025
Richard Marshall

/s/ Karen J. Wilson	Director	April 2, 2025
Karen J. Wilson